Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

DIAMOND RESORTS INTERNATIONAL, INC.

at

$30.25 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated July 14, 2016

by

DAKOTA MERGER SUB, INC.

a wholly owned subsidiary of

DAKOTA PARENT, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 10, 2016 (ONE MINUTE AFTER 11:59 P.M. NEW YORK CITY TIME ON AUGUST 10, 2016) UNLESS THE OFFER IS EXTENDED.

July 14, 2016

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated July 14, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the “Offer”), relating to the offer by Dakota Merger Sub, Inc., a Delaware corporation (the “Offeror”) and a wholly owned subsidiary of Dakota Parent, Inc., a Delaware corporation (“Parent”), to purchase all of the issued and outstanding shares of common stock par value $0.01 per share (the “Shares”), of Diamond Resorts International, Inc., a Delaware corporation (“Diamond Resorts”), at a price of $30.25 per Share, net to the holder thereof, payable in cash (the “Offer Price”), without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer. Parent and the Offeror are controlled by certain equity funds managed by Apollo Management VIII, L.P. Also enclosed is Diamond Resorts’ Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF DIAMOND RESORTS (THE “DIAMOND RESORTS BOARD”)

RECOMMENDS THAT

YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The Offer Price is $30.25 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 29, 2016, by and among Diamond Resorts, Parent and the Offeror (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, after completion of the Offer and the satisfaction or waiver of certain conditions set forth therein, the Offeror has agreed to merge with and into Diamond Resorts, with Diamond Resorts surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and the Offeror are controlled by certain equity funds managed by Apollo Management VIII, L.P. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares owned by Diamond Resorts as treasury stock, Shares owned directly or indirectly by Parent, Offeror or any wholly-owned subsidiary of Diamond Resorts (other than Shares held on behalf of third parties) and Shares owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware) will be cancelled and automatically converted into and will thereafter represent only the right to receive an amount in cash equal to the Offer Price, without interest, and subject to any required tax withholding, payable to the holder of that outstanding Share upon surrender of the certificate formerly representing that Share (or compliance with the procedures described in the Offer to Purchase for book-entry transfer), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions (as defined in the Offer to Purchase), a manually executed facsimile thereof), in accordance with the procedures set forth in the Offer to Purchase and the Letter of Transmittal.

4. The Diamond Resorts Board has (a) determined that it is fair to and in the best interests of Diamond Resorts and its stockholders, and declared it advisable, to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement (including the Offer and the Merger) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (b) approved the execution, delivery and performance by Diamond Resorts of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement (including the Offer and the Merger) in accordance with the DGCL and (c) recommended that Diamond Resorts’ stockholders accept the Offer and tender their Shares in the Offer.

5. The Offer is not subject to a financing condition. The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 13—“Conditions of the Offer” of the Offer to Purchase (collectively, the “Offer Conditions”). Among the Offer Conditions is the Minimum Condition (as defined in the Offer to Purchase). See Section 13—“Conditions of the Offer” of the Offer to Purchase.

6. The Offer will expire at 12:00 midnight, New York City time, on August 10, 2016 (one minute after 11:59 P.M. New York City time on August 10, 2016), unless the Offer is extended by the Offeror. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after September 12, 2016, pursuant to SEC (as defined in the Offer to Purchase) regulations.

7. Any transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

Instruction Form with respect to the

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

DIAMOND RESORTS INTERNATIONAL, INC.

at

$30.25 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated July 14, 2016

by

DAKOTA MERGER SUB, INC.

a wholly owned subsidiary of

DAKOTA PARENT, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 14, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), relating to the offer by Dakota Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Dakota Parent, Inc., a Delaware corporation, to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Diamond Resorts International, Inc., a Delaware corporation, at a price of $30.25 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by the Offeror in its sole discretion.

Account Number:                                              Number of Shares to Be Tendered

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

SIGN BELOW

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Please return this form to the broker, dealer, commercial bank, trust company or other nominee maintaining your account.